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                                                                    EXHIBIT 10.5

                   SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT

         THIS SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT ("Agreement") is entered, effective as of June 18, 1998, by and between INTELISPAN VENTURES, INC., an Arizona corporation ("IVI"), and CYCLONE SOFTWARE CORPORATION, an Arizona corporation ("CSC"). IVI and CSC are at times individually referred to as "Party" or collectively as "Parties." All capitalized words constitute defined terms listed in Section I of this Agreement.

                                    RECITALS

         A. CSC is the owner of certain software providing among other features, interconnectivity and data exchange capabilities, and as further defined as "Software" below.

         B. IVI is maintaining a computer communications network as further defined as "Network" below and is or may be providing certain Services (as defined below).

         C. The Parties wish to enter into an agreement whereby IVI would receive the following non-exclusive licenses regarding the Software:

                  1. SERVICE LICENSE. To use the Software resident on the Network and third party networks in connection with "Services" as defined below.

                  2. INTERNAL DISTRIBUTION LICENSE. To sublicense and distribute the Software to IVI's "Customers" as defined below for Customers' use on the Network.

                  3. EXTERNAL DISTRIBUTION LICENSE. To sublicense and distribute the Software to Customers for use on TCP/IP networks other than the Network.

                                    COVENANTS

         In consideration of the foregoing Recitals and the mutual promises, terms, and conditions contained in this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.       DEFINITIONS.

         1.1 AFFILIATE. "Affiliate" shall mean any corporation or business entity controlled by, controlling, or under common control with a named person or entity.

         1.2 CYCLONE INTERCHANGE. "Cyclone Interchange" shall mean CSC's commercial computer software product known as Cyclone Interchange, licensed to operate with Cyclone Interchange Solo or other compatible third party software products.

         1.3 CUSTOMERS. "Customers" means end-users of Cyclone Interchange sublicensed under this Agreement.
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         1.4 CYCLONE INTERCHANGE SOL. "Cyclone Interchange Solo" shall mean
Cyclone Interchange configured and licensed to provide connectivity and data exchange with one Cyclone Interchange customer.

         1.5 DOCUMENTATION. "Documentation" means the manuals, guides, online help, readme files, training materials, tutorials, job aids, quick references, and other technical documentation, provided in any media, which CSC generally makes available for use with a particular Software product

         1.6 EFFECTIVE DATE. The "Effective Date" is June 18, 1998.

         1.7 EXECUTABLE CODE. "Executable Code" means a form of computer program or portion thereof which can be executed by a computer without further modification. Examples include binary code and code which can be directly executed by an interpreter.

         1.8 EXTERNAL DISTRIBUTION LICENSE. "External Distribution License" has the meaning defined in Section 3.3.

         1.9 FIRST LEVEL SUPPORT. "First Level Support" means the following steps: Call acceptance and contact with the customer until resolution. Gather problem information and determine the level of the problem. Search knowledge base and deliver known solutions to customer. Dispatch IVI support personnel as appropriate. Escalate to Second Level Support as required.

         1.10 INTERNAL DISTRIBUTION LICENSE. "Internal Distribution License" has the meaning defined in Section 3.2.

         1.11 IMPROVEMENTS. "Improvements" means all corrections, updates, upgrades and all new releases of the Software which CSC may generally make available to end-users of the Software at any time after the date of delivery as specified in Section 5.1 who have executed maintenance agreements with CSC.

         1.12 MAINTENANCE. "Maintenance" shall have the meaning set forth in
Section 6.6.

         1.13 LICENSE. "License" means the license of the Software set forth in
Section 3 below.


         1.14 NETWORK. The "Network" shall be IVI's permitted use of the Worldcom Advanced Network's Virtual Private Network.

         1.15 PERMITTED TRADING PARTNERS. "Permitted Trading Partners" shall mean the maximum number of Solo Customer Profiles, as defined in the Documentation, permitted for use under this Agreement.

         1.16 SECOND LEVEL SUPPORT. "Second Level Support" means the following steps:

Respond to First Level Support escalations with a higher level of expertise in a specific technology area. Develop and gain customer agreement for problem isolation, solution creation and solution implementation plan. Provide an existing fix, work-around solution, or if not available, escalate to CSC for assistance.



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         1.17 SERVICE LICENSE. "Service License" has the meaning defined in
Section 3. 1.

         1.18 SERVICES. The "Services" are the following services of IVI: (a) Validate, which is individual background information or investigation reports;
(b) Medical Data Mining; (c) Computer Code Correction, which is the provision of -fixes for problems such as those related to the year 2000, Dow 10,000 and Eurocurrency. The Services may include additional services as mutually agreed by the Parties.

         1.19 SOFTWARE. "Software" means Cyclone Interchange and Cyclone Interchange Solo and any accompanying Documentation, including any corrections, updates, upgrades and enhancements ("Updates") thereto made available by CSC to IVI pursuant to the terms of this Agreement.

         1.20 SOLO CUSTOMER. "Solo Customer" shall mean a Customer licensed to use Cyclone Interchange Solo in accordance with the terms of this Agreement.

         1.21 SOURCE CODE. "Source Code" means a form of computer program or portion thereof written in a programming language employed by computer programmers which must be translated into the language of a machine before it can be executed.

         1.22 SUBDISTRIBUTOR. "Subdistributor" means any person or organization authorized by Licensee to sublicense any Software licensed in this Agreement.

         1.23 TERM. "Term" shall have the meaning defined in Section 2.

         1.24 THIRD LEVEL SUPPORT. "Third Level Support" means help, support, and assistance pertaining to the technical aspects of the Software necessary to the extent that IVI has exhausted First Level Support and Second Level Support to resolve a problem.

2. TERM. The Term of this Agreement shall be five (5) years from the Effective Date and shall automatically renew for consecutive one (1) year terms unless either party provides written notice of non-renewal at least one hundred eighty (180) days before the end of the original five-year term or any one-year extension term.

3. SOFTWARE LICENSES. CSC hereby grants to IVI the following nonexclusive, nontransferable, and worldwide licenses as follows:

         3.1 SERVICE LICENSE. IVI shall have a Service License to (a) use one
(1) copy (or more, if reasonably approved by CSC) of Cyclone Interchange located at 8220 East Gelding Drive, Scottsdale Arizona 85260 (or such other location as notified in advance to CSC) (the "IVI Operations Center") for the sole purpose of marketing and promoting the Services on the Network, and (b) copy and distribute any number of Cyclone Interchange Solo to Solo Customers for use on or off the Network, in connection with IVI's offering of the Services.

3.2 INTERNAL DISTRIBUTION LICENSE. IVI shall have an Internal Distribution License to market, promote, sublicense and distribute Software to Customers only for Customers' use on the Network.


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         3.3 EXTERNAL DISTRIBUTION LICENSE. IVI shall have an External
Distribution License to market, promote, sublicense and distribute the Software to other customers for general use within or without the Network.

4.       CONDITIONS COMMON TO ALL LICENSES.

         4.1 IVI TRADEMARK USE. The Parties agree that IVI may market, promote, use, sublicense, and distribute the Software under its own trademarks and/or trade names, and with its own appropriate proprietary notices.

         4.2 DISPLAY OF CSC TRADEMARKS. IVI shall not delete or remove any of CSC's trademarks or proprietary notices from the Software, but shall have the right to reasonably move or adjust marks for product packaging or co-branding purposes. Further, IVI shall prominently display "Cyclone Powered" or an equivalent thereof on all product sheets, splash screens and other locations that include other IVI marks related to the Software.

         4.3 RSA LICENSES. IVI agrees to license any RSA Data Security, Inc. ("RSA") software modules required for the Software directly from RSA, and IVI shall be responsible for an fees or royalties requested by RSA in connection with any Software licensed to or by IVI.

         4.4 SUBLICENSES. IVI and its Subdistributors shall license the Software licensed pursuant to Section 3 pursuant to sublicense agreements substantially in the form attached as Exhibit B, which protect CSC's rights, and limit CSC's liability consistently with the terms of this Agreement, as well as other terms and conditions as may be agreed to by CSC and IVI from time to time.

         4.5 CODE DISTRIBUTION. IVI may distribute the Software in Executable Code only.

         4.6 LIMITATION ON IVI'S USE. As between IVI and CSC, CSC holds all right, title, and interest in and to all copyrights, trade secrets, and other proprietary rights in the Software, including any modifications or derivations of the Software, including those developed by or for IVI. Notwithstanding the foregoing, IVI shall have the right to develop separate software modules using APIs provided by CSC which IVI shall own to the extent such modules do not contain proprietary intellectual property of CSC. IVI shall not sell or otherwise transfer the Software except as provided in Section 3.

         4.7 SUBDISTRIBUTORS. IVI may appoint Subdistributors at its sole discretion. In all cases, however, IVI shall require, by written contract, that each of its Subdistributors comply with IVI's obligations hereunder as if such Subdistributor stood in the position of IVI hereunder, except that IVI shall be solely responsible for making all payments to CSC hereunder. IVI shall promptly notify CSC of the appointment of all Subdistributors, and shall be responsible for all acts of such Subdistributors.

         Each agreement with a Subdistributor shall provide that CSC is an intended third party beneficiary with the right to enforce such agreement against the Subdistributor. CSC shall have the right to cause IVI to audit Subdistributors and provide relevant information from such audits with CSC.


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         4.8 COPIES OF SOFTWARE. IVI may create duplicate and backup copies of the Software for IVI's and Customers' use within the parameters of the Internal and External Service License. All versions of Software to be distributed under the Internal and External Distribution Licenses shall. be provided by CSC to IVI for copying and redistribution by IVI. The Software and all related materials, including any original or complete or partial copies thereof, are and remain the property of CSC, whether or not the copies are made by IVI, and irrespective of the ownership of the -media on which the software or related materials. are contained.

         4.9 DEMONSTRATION COPIES OF CYCLONE INTERCHANGE. IVI shall have the right to license up to five (5) customers at any time, demonstration copies of Cyclone Interchange for use on the Network for a ninety (90) day trial period. If a customer does not return a demonstration copy within such ninety (90) day period, the appropriate fee under Section 7.2 below shall be immediately due to CSC.

         4.10 PAPAGO PRODUCT. CSC may, at its discretion complete development of its Papago Product. In the event that CSC completes its Papago Product, such product shall be included as "Software" under this Agreement, provided that the only additional payment due for the Papago Product shall be the payments due for individual Papago Product licenses for use in accordance with Section 7.2 and
7.3 below.

5. DELIVERY. IVI hereby acknowledges that CSC has made delivery of one (1) copy of the Software on or before June __, 1998, and IVI has accepted the Software.

6.       SUPPORT.

         6.1 CSC END-USER SUPPORT OBLIGATIONS. CSC will. provide Maintenance to IVI and, as requested by IVI, Third Level Support, throughout the term of this Agreement and the additional term of any Customer license hereunder, provided CSC is receiving payment pursuant to Section 6.5 below.

         6.2 CSC TRAINING AND SUPPORT. Upon request by IVI and as mutually agreed by the parties, including any financial compensation, if any, CSC will provide the training and support services to IVI and to its Customers throughout the term of this Agreement.

         6.3 IVI CUSTOMER SUPPORT OBLIGATIONS. Throughout the term of this Agreement and the additional term of any Customer license hereunder, IVI will provide First and Second Level Support to its Customers.

         6.4 ADDITIONAL CSC SUPPORT. CSC consulting and support services for IVI, or Customers in addition to those described in Sections 6.1 and 6.2 above ("Additional Support") may be requested by IVI at any time, whereupon CSC may provide a cost estimate and proposed timetable. Any such Additional Support shall only be provided pursuant to a written amendment to this Agreement, and/or a written agreement between IVI and CSC.

         6.5 REIMBURSEMENT OF EXPENSES. CSC shall furnish Maintenance and Third Level Support for the Software to IVI for a period of one (1) year from the Effective Date without any charge or fee. Thereafter, IVI shall pay CSC as follows:


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             (a) $40,000.00 per year within thirty (30) days after the start of each year for Maintenance of IVI's copy of Cyclone Interchange used to provide Services.

             (b) An amount equal to ten percent (10%) of all fees payable to CSC during the first year of this Agreement pursuant to Sections 7.2 and 7.3 for Maintenance of Customer licenses granted during the first year of this Agreement. This amount would be paid during the first month of the second year of this Agreement. This payment is for the second year of support of such licenses.

             (c) An amount equal to ten percent (10%) of all fees payable to CSC during each month of this Agreement pursuant to Sections 7.2 and 7.3. These amounts would be payable monthly. This is for the first year of support of licenses granted.

             (d) An amount equal to ten percent (10%) of all fees paid for a license pursuant to Sections 7.2 and 7.3, upon each anniversary of each such license These amounts would be payable monthly. This payment shall not be made for the second year of support for licenses granted in the first year of this Agreement.

For all other expenses incurred by CSC in providing the training and support services described in this Article 6, CSC shall be reimbursed as specifically agreed by CSC and IVI in writing.

         6.6 MAINTENANCE. CSC will maintain the Software in an operable condition in accordance with the specifications contained in the Documentation supplied with the Software during the term of this Agreement. CSC shall also provide IVI without charge such corrections and improvements as CSC may make generally available to its Software licensees as part of standard maintenance service. All such services shall be referred to as "Maintenance" and shall be provided according to CSC's then-current Maintenance Policy.

7. LICENSE PAYMENTS. In consideration for the rights and Licenses granted in this Agreement, and subject to the conditions set forth in this Agreement, IVI shall pay the following license fees:

         7.1 SERVICE LICENSE. For the Service License the Software will be priced at a one-time payment of $400,000 payable upon invoice by CSC. The license fees stated in this Section 7.1 include all fees for an unlimited number of Cyclone Interchange Solo licenses for Customers on the Network.

         7.2 INTERNAL DISTRIBUTION LICENSE. For purposes of the Internal Distribution License, the license fee for the Software payable to CSC will be $25,000.00 for each Customer sublicense of Cyclone Interchange to be installed at a Customer facility, and $10,000 for each Customer sublicense to be installed at the IVI Operations Center. These sublicenses shall be reassignable by IVI from time to time pursuant to contracts with Customers. The license fees stated in this Section 7.2 include all fees for an unlimited number of Cyclone Interchange Solo licenses for Customers on the Network. Payment to CSC shall be made within ninety (90) days of the delivery of the Software to the Customer or receipt of the Customer's payment therefor, whichever is sooner.


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         7.3 EXTERNAL DISTRIBUTION LICENSE. For purposes of the External
Distribution License, the license fee payable by IVI to CSC shall be at a discount of fifty percent (50%) off CSC's regular retail price list for sales inside of the territory and possessions of Canada, the U.S.A, and Mexico, and at a discount of sixty percent (60%) off CSC's regular retail price list for sales outside of the territory and possessions of Canada, the U.S.A, and Mexico. Payment to CSC shall be made within ninety (90) days of the delivery of the Software or receipt of the Customer's payment therefor, whichever is sooner. CSC shall provide IVI with any modifications of its retail Price list at least thirty (30) days before such modifications become effective.

         7.4 CUSTOMER IDENTIFICATION. Each payment shall be accompanied by a report setting, forth the amount of fees paid, how such fees have been calculated and the identities of customers upon which reported fees are based, date of delivery and date of payment, if received. Further, IVI and its Subdistributors agree to make and to maintain until the expiration of two (2) years after the last payment under this Agreement is due, complete books, records and accounts to verify IVI's copies of the Software and the payments due CSC hereunder. CSC shall have the right to examine such books, records and accounts during IVI's normal business hours to verify IVI's reports on the amount of payments made to CSC under this Agreement. If any such examination discloses a shortfall in payment to CSC of more than five percent (5%) for any month, IVI agrees to pay or reimburse CSC for that auditing expense upon written request by CSC.

8.       OWNERSHIP; CONFIDENTIALITY.

         8.1 CSC OWNERSHIP RIGHTS. Except for the licenses granted hereunder, all rights, title and interests, including, without limitation, intellectual property rights, in and to the Software are retained by CSC. IVI shall execute all such documents that may be required to vest in CSC, or otherwise confirm, such ownership rights.

         8.2 NO DECOMPILATION. IVI shall not attempt to obtain or permit others to obtain the Source Code of any Software supplied to IVI in compiled form through decompilation, disassembly or other means.

         8.3 IVI OWNERSHIP RIGHTS. Except as other-wise set forth herein, all rights, title and interests, including, without limitation, all intellectual property rights in and to the IVI Services and Network, are retained by IVI. CSC shall execute all such documents that may be required to vest in IVI, or otherwise confirm, such ownership rights.

         8.4 CONFIDENTIALITY.

             (a) SECRECY DUTIES. Any non-public information or documentation provided by the Parties or their representatives, agents, and employees to each other in the context of this Agreement ("Information") shall be kept strictly confidential. The Parties each agree that the amount of license or other fees payable hereunder, and the payment terms, shall be deemed Information of the other for purposes of this Section 8.4. Access to such Information shall be restricted to the Parties' representatives and agents as is reasonably required for purposes of effecting the purposes of this Agreement ("Authorized Representatives"). IVI and CSC shall inform such Authorized Representatives of their limitations, duties and obligations hereunder. Each of the Parties shall be liable for any breach of this Agreement by, their respective employ-


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ees or agents. The Parties and their Authorized Representatives shall safeguard the Information against unauthorized disclosure, use, appropriation, or access by others, shall not disclose or permit access to Information to others without the express written permission of the Party to which the Information pertains, and shall not use, not allow the use of, or disclose or allow Information for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. If this Agreement is terminated or expires, all Information except as required for the maintenance of continuing Customer obligations, shall be immediately returned to the respective Party. Notwithstanding the foregoing, each Party shall have the right to disclose the existence and nature of this Agreement to third parties. Further, within ten (10) days after the Effective Date, the Parties will issue as mutually agreed press release regarding this Agreement.

             (b) EXCEPTION TO SECRECY DUTIES. A Party shall not be bound to its above-stated secrecy duties as to such Information or part thereof, (a) which such Party can demonstrate was known to it before disclosure by the other Party or its Agents; (b) which is now, or becomes in the future, public knowledge other than through acts or omissions of such Party or its representatives or agents gents; or (c) which is lawfully obtained by a Party from sources independent of the other Party.

             (c) REMEDIES. The Parties understand that dissemination of the Information would be detrimental to the other, and that the Information is the exclusive property of the other. The confidentiality clauses contained in this
Section 8.4 are reasonable and necessary to protect the legitimate interests of the Parties and any violation thereof will result in an irreparable injury to the other Party. The Parties agree that in the event of any violation of this Section by one Party, the other shall be entitled to injunctive relief and damages, which remedies shall be cumulative and in addition to any other rights or remedies to which such other shall be entitled. The Parties declare that it is impossible to measure in money the damages that will accrue if a Party should fail to perform any of the obligations contained in this Section. Therefore, the terms and provisions of this Section may be specifically enforced in equity. The Parties waive the claim or defense that the remedy at law is adequate for a breach of the terms and provisions of this Section.

9. IVI SERVICES. IVI shall provide CSC with favorable wholesale pricing for CSC's use of IVI Services and Network and CSC may private brand the IVI Services, all as to be further negotiated and determined by the Parties.

10.      TERMINATION; EXPIRATION.

         10.1 BREACH OF CONTRACT. The license granted in this Agreement may be terminated by the nondefaulting Party if either Party fails to substantially comply with the terms and conditions of this Agreement for more than thirty (30) days after receipt of notice to it from the nondefaulting Party specifically setting forth the nature of such failure or default, unless such failure or default could not be reasonably cured within thirty (30) days and the defaulting Party has made a reasonable attempt within such 30 days to commence to cure the noticed default. If any payment is not made within thirty (30) days of the due date thereof, such payment shall bear interest at the rate of one and one-half percent (1.5%) per month, or the highest legal rate, whichever is less, commencing as of the due date, until fully paid. Failure to make any payment within thirty (30) days of the due date thereof shall constitute a material breach of this Agreement. Notwithstand-


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ing the foregoing, either Party may terminate this Agreement immediately in the event of a breach by the other party of its obligations under Section 8 or 11, and IVI may immediately terminate this Agreement upon CSC's breach of a warranty in Section 12 or upon any interruption of IVI's License rights under this Agreement due to an infringement claim.

         10.2 CONTINUING CONTRACTUAL OBLIGATIONS. If the license granted by this Agreement is terminated by IVI for CSC's breach, or expires, CSC will permit IVI to complete performance of any existing contracts IVI has with its Customers involving the Software or any part thereof for a period not to exceed one (1) year following the effective date of the termination or expiration of this Agreement provided no new business will be solicited under any such existing contract, provided this shall not preclude the issuance of Cyclone Solo licenses as provided under this Agreement. In such event, the right of IVI to so complete performance of any existing contracts IVI has with its customers will be expressly conditioned upon the continued compliance by IVI with all terms and conditions of this Agreement.

         10.3 IVI OBLIGATIONS ON TERMINATION. Except as necessary for continuing the obligations referenced in Section 10.2, upon termination or expiration of this Agreement, IVI shall destroy all Documentation and all copies of any Software, or portions thereof, in its possession or control. Termination shall not affect the rights of any Customers of the Software sublicensed under the External Distribution License to continue to use such programs; however, IVI shall not furnish further copies of the Software to any person after termination under such License. Upon termination or expiration, IVI shall immediately pay to CSC all license fees then outstanding.

11.      NONCIRCUMVENTION; NONHIRE.

         11.1 NONCIRCUMVENTION. CSC warrants and agrees that neither CSC nor any of its directors, officers, and employees shall attempt or undertake to circumvent IVI and shall not directly engage in any business negotiations, dealings, or transactions with Worldcom and/or Zergo, for one (1) year after the Effective Date or Worldcom Advanced Network for two (2) years' after the Effective Date without the express prior written consent of IVI (provided that if IVI and Worldcom Advanced Network enter into a written agreement, a copy of which is promptly provided to CSC, which agreement appoints Worldcom. Advanced Network as a Subdistributor of Services and Software, then the period of time with respect to WorldCom Advanced Network shall be five (5) years). IVI shall be under no duty or reasonability standard whatsoever with regard to giving such consent and may withhold consent in its sole discretion.

         11.2 NONHIRE. Except as otherwise agreed to in writing, for the Term of this Agreement and for a period of two (2) years thereafter, the Parties shall not make or accept any offer regarding the employment or independent services of each other's employees (including employees terminated within ninety (90) days), unless the other Party becomes insolvent.

12.      REPRESENTATIONS AND WARRANTIES

         CSC warrants that it is the owner of the Software and/or has the right to grant IVI the rights set forth herein; provided that IVI's sole remedy, and CSC's sole obligation, with respect to such warranty shall be CSC's indemnification obligation set forth in Section 13 below. EXCEPT FOR THIS EXPRESS LIMITED WARRANTY, NEITHER CSC NOR ITS LICENSORS


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MAKE ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY
DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

13. INFRINGEMENT. CSC shall indemnify, defend, and hold IVI harmless from any against claims threatened or actual that the Software infringes a patent, copyright , trade secret, or other property right of a third party and shall pay the resultant court costs, expenses, and legal fees and any damages finally awarded or paid in the settlement of any claim. CSC shall be released from the foregoing obligation unless IVI provides CSC with (1) written notice within fifteen (15) days of the date IVI first becomes aware of such claim or action, or possibility thereof, (ii) sole control and authority over the defense or settlement thereof and (iii) proper and full information and assistance to settle and/or defend any such claim or action. Without limiting the foregoing, if any injunction is, or CSC believes, in its sole discretion, is likely to be, entered prohibiting the use of the Software by IVI as contemplated herein, CSC will, at its sole option and expense, either: (a) procure for IVI the right to use the infringing Software as provided herein, or (b) replace the infringing Software with non-infringing, functionally equivalent products, or (c) suitably modify the infringing Software so that it is not infringing; or, (d) in the event (a), (b) and (c) are not commercially reasonable, accept return of the infringing Software and refund fees paid hereunder. Except as specified above, CSC will not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the foregoing, CSC assumes no liability for infringement claims arising from (i) combination of the Software with other products not provided by CSC, but not covering the Software, or (ii) any modifications to the Software unless such modification was made by CSC. THE FOREGOING PROVISIONS OF THIS SECTION 8 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF CSC OR ITS LICENSORS, AND THE EXCLUSIVE REMEDY OF IVI WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE. IN NO EVENT WILL CSC'S LIABILITY UNDER THIS SECTION 13 EXCEED THE SOFTWARE LICENSE FEES PAID TO CSC UNDER THIS AGREEMENT. EXCEPT AS PROVIDED IN THIS SECTION 13, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY.

14. SOURCE CODE ESCROW AGREEMENT. Upon request of IVI, the Parties shall enter into an Escrow Agreement regarding the Software in substantially the form attached hereto as Exhibit A. IVI shall pay all of CSC's costs in connection with the Escrow Agreement including legal review and the escrow fees under the Escrow Agreement.

15.      GENERAL PROVISIONS.

         15.1 NOTICES. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given to a Party only if the notice is faxed to such Party's telefax number set forth below and delivered by second day delivery, addressed as set forth below. Notwithstanding the above, the notice shall be effective at the time the fax transmission is received:


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  To IVI:    Intelispan, Inc.            To: Cyclone Software Corporation
             8220 East Gelding Drive         11000 North Scottsdale Road,
             Scottsdale, AZ 85260            Suite 260
             Fax: (602) 443-4702             Scottsdale, AZ 8525
                                             Fax: (602) 991-1295

  Copy:      Jones, Skelton and Hochuli      Wilson Sonsini Goodrich & Rosati
             2901 North Central Avenue,      650 Page Mill Road
             Suite 800                       Palo Alto, California 94304
             Phoenix AZ, 85012               Attn: Doug Collom
             Attn: Martin Janello            Fax: (650) 493-6811
             Fax: (602) 263-1784


Any Party may change its address or fax number by giving notice of such changes in conformity with the provisions of this Subsection for the giving of notice.

         15.2 WAIVER. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party against whom or which it is sought to be enforced. No waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provisions of this Agreement at such time or of the same provision at any other time.

         15.3 FORCE MAJEURE. Neither Party will be liable for any failure or delay in performing an obligation under this Agreement that is due to causes beyond its reasonable control, including but not limited to governmental acts or omissions laws or regulations, failure to obtain or maintain government licenses or licensing agreements with third parties for any reason, defaults or breaches of contract by third parties, natural catastrophes, acts of war, labor strikes or difficulties. If any of these causes continue or are reasonably to be expected to continue to prevent or delay performance for more than five (5) days, a Party shall have the right to terminate this Agreement.

         15.4 SURVIVAL. After termination, Sections 6, 8, 10 through 16 shall survive the termination of this Agreement.

         15.5 GOVERNING LAW. This Agreement shall be construed pursuant to the laws of the United States and the State of Arizona.

         15.6 AMENDMENT, MODIFICATION, REVOCATION. This Agreement or any part thereof may be amended, modified, or revoked in whole or in part only by an instrument in writing signed by both Parties to this Agreement.

         15.7 ASSIGNMENT OF AGREEMENT. Except as stated herein, this Agreement or any part thereof shall not be assignable without the other Party's written approval. Any attempt to do so without the other Party's approval shall be void. Notwithstanding the above, the Parties shall have the right to assign this Agreement without any prior approval to any successor pursuant to a merger or consolidation of a Party or the sale of all or substantially all of a Party's business assets, provided that such successor undertakes to fulfill all obligations of the assigning Party under this Agreement. Additionally, a Party shall have the right to assign this Agreement or delegate its obligations hereunder to any Affiliate, provided that the assigning Party guarantees the obligations to be hereunder to any Affiliate, provided that the assigning Party guarantees the obligations to be performed by such Affiliate. This Agreement shall be binding upon and inure to the benefit of the Parties' performed by such Affiliate. This Agreement shall be binding upon and inure to the benefit of the Parties' successors and assigns to the extent assignment is permitted under this Subsection.

         15.8 ENTIRE AGREEMENT OF PARTIES. This Agreement contains the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         15.9 ARBITRATION.

              i) General. Any dispute arising out of or in connection with the present Agreement shall be finally settled by compulsory arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as modified or supplemented under this Section; provided, however, that in the event of any such controversy or claim, (i) neither Party will initiate arbitration within the first thirty (30) days after the aggrieved Party first notifies the other Party of the controversy or claim and (ii) during such 30-day period, the chief executive officers or designated representatives of both Parties shall convene in Phoenix, Arizona to endeavor in good faith to amicably resolve the controversy or claim.

              ii) Proceeding. To initiate arbitration, either Party shall file the appropriate notice at the Regional Office of the AAA in Phoenix, Arizona, U.S.A. The arbitration proceeding will take place during a period not exceeding two (2) days by telephonic conference call, and will consist of one (1) arbitrator appointed by the AAA- Any communication between a Party and the arbitrator will be directed to the AAA for transmittal to the arbitrator. The Parties expressly agree that the arbitrator will be empowered to (i) issue an interim order or award and (ii) grant injunctive relief.

              iii) Award. The arbitration award shall be the exclusive remedy of the Par-ties for all claims, counterclaims, issues or accountings presented or plead to the arbitrator. The award will (i) be granted and paid in U.S. Dollars exclusive of any tax, deduction or offset and (ii) include interest from the date of breach or other violation of the Agreement until the award is fully paid, computed at four percent (4%) over the then current prime rate provided by Bank of America. Judgment upon the arbitration award may be entered in any court that has jurisdiction thereof. Any additional costs, fees or expenses incurred in enforcing the arbitration award will be charged against the Party that 9 resists its enforcement.

              iv) Injunction. Notwithstanding the foregoing, nothing in this Agreement shall prevent a Party from seeking injunctive or equitable relief with respect to a Party's intellectual property rights.

         15.10 REMEDIES. The rights and remedies provided for in this Agreement shall not be mutually exclusive, nor shall they be exclusive of any other remedies.

         15.11 ATTORNEY FEES. In the event of any adversarial proceeding between the Parties with respect to this Agreement or the transaction contemplated by this Agreement, the prevailing Party shall be entitled to reasonable attorney's fees, expenses, and costs incurred therein from the other Party.

         15.12 SEVERABILITY. If any provision of this Agreement is declared void or unenforceable or contrary to mandatory law, such provision shall be deemed severed from this Agreement to the extent affected and this Agreement shall otherwise remain in full force and effect and shall be construed to effect the objectives stated in this Agreement to the largest extent permissible by law. However, if a Party reasonably deems a provision severed essential to this Agreement, that Party shall have the right to terminate this Agreement.

         15.13 AUTHORITY TO BIND. Each person executing this Agreement hereby warrants that the person has full and legal authority to execute this Agreement for and on behalf of the respective Parties and to bind such Parties.

         15.14 JOINT RESPONSIBILITY. Each Party is willing to and does assume joint responsibility for the form and composition of each and all the contents of this Agreement, and further agrees that this Agreement shall be interpreted as though each of the Parties participated equally in the composition of this Agreement, and each and every part thereof.

         15.15 TAXES. IVI shall be responsible for the payment of all taxes or assessments, however designated, in connection with this Agreement, except any tax based on CSC's income.

         15.16 GOOD FAITH AND FAIR DEALING. The provisions of this Agreement, as well as any statements made by the Parties in connection with the relationship it addresses, shall be interpreted in good faith. The Parties will exercise their rights and duties under this Agreement in accordance with good faith and fair dealing with each other and each reposes trust and confidence in the other to do so.

         15.17 CAPTION. The captions of Sections and Subsections contained in this Agreement are for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof

         15.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and if executed in counterpart by all] required Parties, each executed copy shall be deemed an original, but all counterparts together shall constitute one and the same agreement.

         15.19 TIME IS OF THE ESSENCE. In the performance of any and all of the terms, covenants, provisions, warranties, and conditions of this Agreement, time is of the essence.

         15.20 INDEPENDENT CONTRACTORS. It is expressly understood and agreed that IVI and CSC are acting hereunder as independent contractors and are not employees, partners, or joint venturers of each other. Under no circumstances shall any of the employees of one Party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either Party to act for the other Party in any agency or other capacity or to make commitments of any kind for the account of, or on behalf of, the other Party, except to the extent, and for the purposes, expressly provided for and set forth herein.

         15.21 GENDER AND NUMBER. Whenever it appears appropriate from the context, each term stated in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter form shall include the masculine, feminine, and neuter.

         15.22 ADVERBS. Whenever the terms "herein," "hereunder," "hereof" or similar terms are used, they shall refer to this entire Agreement as a whole and shall not solely refer to any particular section.

         15.23 GENERAL RIGHTS AND EXPORT. Any use of the Software and Documentation by the U.S. Government is conditioned upon the Government agreeing that the Software is subjected to Restricted Rights as provided under the provisions set forth in subdivision (c)(1)(ii) of Clause 252.227-7013 of the Defense Federal Acquisition Regulations Supplement, or the similar acquisition regulations of other applicable U.S. Government organizations. IVI shall comply with all applicable export control laws and regulations, including the Export Administration Regulations maintained by the United States Department of Commerce. IVI acknowledges that certain CSC products utilize encryption technology, which is specifically regulated by the U.S. Government.

         IN WITNESS WHEREOF, the Parties have executed this Agreement the day, month and year set forth beneath their signatures below.

INTELISPAN VENTURES, INC.                   CYCLONE SOFTWARE CORPORATION

Date: 6/18/98                               Date: June 18, 1998

by: /s/ Peter A. Nelson (CEO)                by: /s/ Peter Hurtubise
   ---------------------------------            --------------------------------
    as its authorized representative            (Vice President Sales)
                                                as its authorized representative

                                    Exhibit A

                                Escrow Agreement

                           PREFERRED ESCROW AGREEMENT

                          Account Number _____________

         This Agreement is effective _________, 19 ________ among Data Securities International, Inc. ("DSI"), __________ ("Depositor") and ____________________ ("Preferred Beneficiary"), who collectively may be referred to in this Agreement as "the parties."

         A. Depositor and Preferred Beneficiary have entered or will enter into a license agreement, development agreement and/or other agreement regarding certain proprietary technology of Depositor (referred to in this Agreement as "the license agreement").

         B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

         C. The availability of the proprietary technology of Depositor is critical to Preferred Beneficiary in the conduct of its business and, therefore, Preferred Beneficiary needs access to the proprietary technology under certain limited circumstances.

         D. Depositor and Preferred Beneficiary desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

         E. The parties desire this Agreement to be supplementary to the license agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE I -- DEPOSITS

         1.1 Obligation to Make Deposit. Upon the signing of this Agreement by the parties, Depositor shall deliver to DSI the proprietary information and other materials ("deposit materials") required to be deposited by the license agreement or, if the license agreement does not identify the materials to be deposited with DSI, then such materials will be identified on an Exhibit A. If Exhibit A is applicable, it is to be prepared and signed by Depositor and Preferred Beneficiary. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

         1.2 Identification of Tangible Media. Prior to the delivery of the deposit materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the deposit materials are written or stored. Additionally, Depositor shall complete Exhibit B to this Agreement by listing each such tangible media by the item label description, the type of media and the quantity. The Exhibit B must be signed by Depositor and delivered to DSI with the deposit materials. Unless and until Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

         1.3 Deposit Inspection. When DSI receives the deposit materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the deposit materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Preferred Beneficiary may elect to cause a verification of the deposit materials in accordance with Section 1.6 below.

         1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B. DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and Preferred Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) provide a copy of the Exhibit B to Depositor and Preferred Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to Preferred Beneficiary is Preferred Beneficiary's notice that the deposit materials have been received and accepted by DSI.

         1.5 Depositor's Representations. Depositor represents as follows:

             a. Depositor lawfully possesses all of the deposit materials deposited with DSI;

             b. With respect to all of the deposit materials, Depositor has the right and authority

             c. The deposit materials are not subject to any lien or other encumbrance; and

             d. The deposit materials consist of the proprietary information and other materials

         1.6 Verification. Preferred Beneficiary shall have the right, at Preferred Beneficiary's expense, to cause a verification of any deposit materials. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the deposit materials. If a verification is elected after the deposit materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

         1.7 Deposit Updates. Unless otherwise provided by the license agreement, Depositor shall update the deposit materials within 60 days of each release of a new version of the product which is subject to the license agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the deposit materials shall include the initial deposit materials and any updates.

         1.8 Removal of Deposit Materials. The deposit materials may be removed and/or exchanged only on written instructions signed by Depositor and Preferred Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2 -- CONFIDENTIALITY AND RECORD KEEPING

         2.1 Confidentiality. DSI shall maintain the deposit materials in a secure, environmentally safe, locked receptacle which is accessible only to authorized employees of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the deposit materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the deposit materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other Judicial tribunal pertaining to the disclosure or release of the deposit materials, DSI will immediately notify the parties to this Agreement. It shall be the responsibility of Depositor and/or Preferred Beneficiary to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

         2.2 Status Reports. DSI will issue to Depositor and Preferred Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

         2.3 Audit Rights. During the term of this Agreement, Depositor and Preferred Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3 - - GRANT OF RIGHTS TO DSI

         3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary information and materials are written or stored. However, this transfer does not include the ownership of the proprietary information and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

         3.2 Right to Make Copies. DSI shall have the right to make copies of the deposit materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the deposit materials onto any copies made by DSI. With all deposit materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the deposit materials including but not limited to the hardware and/or software needed.

         3.3 Right to Sublicense Upon Release. As of the effective date of this Agreement, Depositor hereby grants to DSI a non-exclusive, irrevocable, perpetual, and royalty-free license to sublicense the deposit materials to Preferred Beneficiary upon the release, if any, of the deposit materials in accordance with Section 4.5 below. Except upon such a release, DSI shall not sublicense or otherwise transfer the deposit materials.

ARTICLE 4 -- RELEASE OF DEPOSIT

         4.1 Release Conditions. As used in this Agreement, "Release Conditions" shall mean the following:

              a. Depositor's failure to carry out obligations imposed on it pursuant to the license agreement

              b. Depositor's failure to continue to do business in the ordinary course.

         4.2 Filing For Release. If Preferred Beneficiary believes in good faith that a Release Condition has occurred, Preferred Beneficiary may provide to DSI written notice of the occurrence of the Release Condition and a request for the release of the deposit materials. Upon receipt of such notice, DSI shall provide a copy of the notice to Depositor, by certified mail, return receipt requested, or by commercial express mail.

         4.3 Contrary Instructions. From the date DSI mails the notice requesting release of the deposit materials, Depositor shall have ten business days to deliver to DSI Contrary Instructions. "Contrary Instructions" shall mean the written representation by Depositor that a Release Condition has not occurred or has been cured. Upon receipt of Contrary Instructions, DSI shall send a copy to Preferred Beneficiary by certified mail, return receipt requested, or by commercial express mail. Additionally, DSI shall notify both Depositor and Preferred Beneficiary that there is a dispute to be resolved pursuant to the Dispute Resolution section (Section 7.3) of this Agreement. Subject to Section 5.2, DSI will continue to store the deposit materials without release pending (a) joint instructions from Depositor and Preferred Beneficiary,
(b) resolution pursuant to the Dispute Resolution provisions, or (c) order of a court.

         4.4 Release of Deposit. If DSI does not receive Contrary Instructions from the Depositor, DSI is authorized to release the deposit materials to the Preferred Beneficiary or, if more than one beneficiary is registered to the deposit, to release a copy of the deposit materials to the Preferred Beneficiary. However, DSI is entitled to receive any fees due DSI before making, the release. This Agreement will terminate upon the release of the deposit materials held by DSI.

         4.5 Use License Following Release. Unless otherwise provided in the license agreement, upon release of the deposit materials in accordance with this
Article 4, Preferred Beneficiary shall have a non-exclusive, non-transferable, irrevocable right to use the deposit materials for the sole purpose of continuing the benefits afforded to Preferred Beneficiary by the license agreement. Preferred Beneficiary shall be obligated to maintain the confidentiality of the released deposit materials.

ARTICLE 5 -- TERM AND TERMINATION

         5.1 Term of Agreement. The initial term of this Agreement is for a period of *one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and Preferred Beneficiary jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2. If the deposit materials are subject to another escrow agreement with DSI, DSI reserves the right, after the initial one year term, to adjust the anniversary date of this Agreement to match the then prevailing anniversary date of such other escrow arrangements.

         5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

         5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement by joint instruction of Depositor and Preferred Beneficiary, DSI shall destroy, return, or otherwise deliver the deposit materials in accordance with Depositor's instructions. Upon termination for nonpayment, DSI may, at its sole discretion, destroy the deposit materials or return them to Depositor. DSI shall have no obligation to return or destroy the deposit materials if the deposit materials are subject to another escrow agreement with DSI.

         5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

             a.       Depositor's Representations (Section 1.5).

              b. The obligations of confidentiality with respect to the deposit materials.

              c. The licenses granted in the sections entitled Right to Sublicense Upon Release

              d.      The obligation to pay DSI any fees and expenses due.

              e.      The provisions of Article 7.

              f. Any provisions in this Agreement which specifically state they survive the

ARTICLE 6 -- DSPS FEES

         6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. DSI shall notify the party responsible for payment of DSI's fees at least 90 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

         6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. All other fees are due upon receipt of invoice. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7 -- LIABILITY AND DISPUTES

         7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI.

         7.2 Indemnification. DSI shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner with regard to this escrow arrangement. Provided DSI has acted in the manner stated in the preceding sentence, Depositor and Preferred Beneficiary each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities incurred by DSI relating in any way to this escrow arrangement.

         7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Unless otherwise agreed by Depositor and Preferred Beneficiary, arbitration will take place in San Diego, California, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

         7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of California, without regard to its conflict of law provisions.

         7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

              a. Give DSI at least two business days' prior notice of the hearing;

              b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid

              c. Ensure that DSI not be required to deliver the original (as opposed to a copy)

ARTICLE 8 -- GENERAL PROVISIONS

         8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSL Exhibit B need not be signed by preferred Beneficiary and Exhibit C need not be signed.

         8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

         8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

         8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or Preferred Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

__________________________________           Data Securities International, Inc.
Depositor

                                             By:________________________________

By:_______________________________
Name:_____________________________           Name:______________________________
Title:____________________________
Date:_____________________________           Title:_____________________________

                                             Date:______________________________

By:_______________________________
Name:_____________________________
Title:____________________________
Date:_____________________________

                                                                       EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                      Account Number______________________

Depositor represents to Preferred Beneficiary that deposit materials delivered to DSI shall consist of the following:






____________________________________        ____________________________________
Depositor                                   Preferred Beneficiary

By:_________________________________        By:_________________________________

Name:_______________________________        Name:_______________________________

Title:______________________________        Title:______________________________

Date:_______________________________        Date:_______________________________

                                                                       EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Account Number _________________________________________________________________
Depositor Company Name__________________________________________________________
DEPOSIT TYPE: ______Initial ______ Supplemental

ENVIRONMENT:

Host System CPU/OS ______Version ______ Backup__________________________________
Source System CPU/OS_______Version ______Compiler ______________________________
Special Instructions:___________________________________________________________

DEPOSIT COPYING REQUIREMENT:

Hardware needed: _______________________________________________________________
Software needed/Instructions: __________________________________________________

DEPOSIT MATERIALS:

Exhibit B Name _____________________________Version ____________________________

   Item label description             Media                      Quantity







For Depositor, I certify that the above de-scribed deposit materials have been trans-mitted to DSI:

By:__________________________________________

Print Name __________________________________

Date_________________________________________


For DSI, I certify that the deposit inspection has been completed (any exceptions are noted above):

By:__________________________________________

Print Name___________________________________

Date of Acceptance___________________________
ISE ______________ EX. B# ___________________

Send materials to: DSI, 9555 Chesapeake Dr. 4200, San Diego, CA 92123

                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                         Account Number_________________

Notices, deposit material returns and
communications to Depositor                     Invoices to Depositor should be
should be addressed to:                         addressed to:

Company Name:___________________________________________________________________
Address:________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Designated Contact: __________________________ Contact: ________________________
Telephone:______________________________________________________________________
Facsimile:______________________________________________________________________

Notices and communications to                  Invoices to Preferred Beneficiary
Preferred Beneficiary should be addressed to:  should be addressed to:

Company Name:___________________________________________________________________
Address:________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Designated Contact: __________________________ Contact:_________________________
Telephone:______________________________________________________________________
Facsimile:______________________________________________________________________

Requests from Depositor or Preferred Beneficiary to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Preferred Beneficiary.

Contracts, deposit materials and notices to Invoice inquiries and fee remittances

DSI should be addressed to:                       to DSI should be addressed to:

DSI                                               DSI
Contract Administration                           Accounts Receivable
Suite 200                                         Suite 1450
9555 Chesapeake Drive                             425 California Street
San Diego, CA 92123                               San Francisco, CA 94104
Telephone: (619) 694-1900                         (415) 398-7900
Facsimile: (619) 694-1919                         (415) 398-7914

Date: ______________________________

                                    Exhibit B

                           End User License Agreement

             S O F T W A R E    L I C E N S E    A G R E E M E N T
                                    between

                          CYCLONE SOFTWARE CORPORATION
                     11000 North Scottsdale Road Suite 260
                           Scottsdale, Arizona 85254

                                      and
________________________________________________________________________________
                                  ("Licensee")
________________________________________________________________________________
                                     Address
________________________________________________________________________________
City                State              Zip Code                 Telephone Number

INITIAL ORDER:

Number of Permitted Trading Partners:___________________________________________

Initial License Fee:____________________________________________________________

Effective Date:_________________________________________________________________

1.       DEFINITIONS

         1.1 "Cyclone Interchange" shall mean Cyclone Software Corporation's (Cyclone's) commercial computer software product known as Cyclone Interchange, licensed to operate with a specific number of Permitted Trading Partners.

         1.2 "Software" shall mean Cyclone Interchange. With respect to the Software product, the definition shall include any accompanying Documentation, including any corrections, updates, upgrades and enhancements ("Updates") thereto made available by Cyclone to Licensee pursuant to the terms of this Agreement.

         1.3 "Documentation" shall mean the manuals, guides, online help, readme files, training materials, tutorials, job aids, quick references, and other technical documentation, provided in any media, which Cyclone generally makes available for use with a particular Software product.

         1.4 "Designated Server" shall mean any single computer at the location identified above, as amended pursuant to Section 4.2.

         1.5 "Permitted Trading Partners" shall mean the maximum number of Partner Profiles, as defined in the Documentation, permitted for use under this Agreement. The maximum number of Permitted Trading Partners is identified above, and may be amended pursuant to Section 4.3. Licensee may determine the identity of specific Permitted Trading Partners.


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         1.6 "Cyclone Interchange Solo" shall mean a Cyclone Interchange configured and licensed to be used with one (1) Permitted Trading Partner.

2.       GRANT OF RIGHTS

         2.1 Licenses. Cyclone hereby grants to Licensee the following Software license: a nonexclusive, nontransferable license, without right of sublicense, to install and use, solely in object- or byte-code format, and solely for Licensee's internal business purposes, solely on a Designated Server, and within the maximum number of Permitted Trading Partners.

         2.2      Copies.

                  (a) Software. Licensee may make copies of the Software as reasonably required for internal testing, training, and for archival purposes pursuant to Licensee's standard archival procedures.

                  (b) Documentation. Licensee may make copies of the Documentation as reasonably required to allow Licensee's employees to use the Software in accordance with the licenses granted in this Section 2.

         2.3 Limitations. Licensee shall have the rights only with respect to the Software and Documentation expressly set forth herein. In particular, (i) Licensee shall have no right to use, copy, modify, display, rent, lease, loan or otherwise distribute the Software or Documentation except as expressly provided herein, and (ii) Licensee shall not decompile, reverse engineer or otherwise attempt to obtain, derive or modify the source code or architecture of the Software.

         2.4 Use by Trading Partners. During the term of this Agreement, Cyclone agrees to provide, according to Cyclone's standard Software License Agreement, a no-cost, nontransferable Cyclone Interchange Solo license to each of Licensee's Permitted Trading Partners. This Cyclone Interchange Solo license is to be used by the Permitted Trading Partners to trade only with Licensee.

3.       PROPRIETARY RIGHTS

         3.1 Ownership. The Software and Documentation are proprietary to Cyclone or its licensors and, except for the licenses explicitly granted hereunder or otherwise granted by Cyclone, Cyclone or its licensors own all right, title and interest, including without limitation all intellectual property rights, in and to the Software and Documentation, and in and to any copies, translations, compilations, partial copies, modifications, improvements, enhancements, and updates of the Software and Documentation. Licensee shall not remove any proprietary notices from any part of the Software or Documentation, and shall reproduce such notices on any copies of such materials made by Licensee in the same manner as such notices appear on the originals.

         3.2 Confidentiality. Licensee acknowledges that the Software (including materials, processes or techniques utilized in the Software) are proprietary to and valuable trade secrets of Cyclone and/or its licensors, and Licensee agrees to maintain their confidential nature. Licensee shall exercise at least the same degree of care to protect the confidentiality of the Software as it would exercise in protecting its own similar confidential information. Licensee will take all steps

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
necessary to ensure that the Software shall not be disclosed to, or used by, any person, association or entity except Licensee's own employees and consultants and then only to the extent necessary for Licensee's permitted use of the Software and consistent with the protection required by this Section. Additionally, each party agrees that while either may disclose the existence of this Agreement, the exact terms shall be deemed confidential information.

4.       SOFTWARE USE

         4.1 Back-Up Hardware. Licensee may use a single back-up or replacement CPU as a temporary substitute for a Designated Server while it is inoperative because it is malfunctioning or undergoing repair, maintenance or other modification; provided that the Software shall be removed from such back-up or replacement hardware when the original Designated Server is returned to use.

         4.2 Replacement Hardware. Licensee may permanently substitute new hardware for a Designated Server without additional charge.

         4.3 Ordering New Software.

              (a) Licensee may license additional Permitted Trading Partners by submitting a purchase order or other notice to Cyclone specifying the number of Permitted Trading Partners which Licensee wishes to add to this Agreement; provided, however, that Licensee may only increase the number of Permitted Trading Partners in increments according to Cyclone's then-current pricing policies. Upon receipt of such order, Cyclone shall invoice Licensee for the agreed upon license fees due and shall provide Licensee with the information necessary to be input in a manner specified by Cyclone to provide access to the Software by up to the appropriate number of new Permitted Trading Partners.

              (b) Notwithstanding anything herein to the contrary, the ordering and use of the Software shall be governed by the terms of this Agreement, and nothing contained in any purchase order submitted by Licensee other than order dates, identity, location, quantity and price shall in any way serve to modify or add to the terms of this Agreement.

              (c) Notwithstanding anything herein to the contrary, where Licensee has purchased Maintenance (as defined in Section 7 below) for the Software, continued Maintenance shall be subject to Licensee's payment of a pro rata share of the Maintenance fee due for the additional Software ordered by Licensee, as provided in Cyclone's then-current Maintenance policy.

5.       LICENSE FEE AND PAYMENT

         5.1 Fees. The license fee for the software initially licensed by Licensee hereunder is set forth on the face of this Agreement. All amounts payable under this Agreement shall be paid net thirty (30) days from the date of invoice. Any amounts due Cyclone under this Agreement not received by Cyclone by the date due shall be subject to a service charge of one and one-half percent
(1 1/2%) per month, or the maximum charge permitted by law, whichever is less.


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
         5.2 Taxes. Unless separately stated, all charges under this Agreement do not include any taxes, duties or charges of any kind (including withholding or value-added taxes) imposed by any federal, state or local governmental entity for products or services provided under this Agreement. When Cyclone has the legal obligation to collect such taxes, the appropriate amount shall be due upon invoice to Licensee unless Licensee provides Cyclone with a valid tax exemption certificate authorized by the appropriate taxing authority.

6.       LIMITED WARRANTY

         Cyclone warrants that it is the owner of the Software and/or has the right to grant Licensee the rights set forth herein; provided that Licensee's sole remedy, and Cyclone's sole obligation, with respect to such warranty shall be Cyclone's indemnification obligation set forth in Section 8 below. EXCEPT FOR THIS EXPRESS LIMITED WARRANTY, NEITHER CYCLONE NOR ITS LICENSORS MAKE ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.       MAINTENANCE SERVICES

         Cyclone will maintain the Software in an operable condition in accordance with the specifications contained in the Documentation supplied with the Software for a period of 90 days after the Effective Date. Also during this period, Cyclone shall provide Licensee without charge such corrections and improvements as Cyclone may make generally available to its Software licensees as part of standard maintenance service. All such services shall be referred to as "Maintenance" and shall be provided according to Cyclone's then-current Maintenance Policy. Upon expiration of this initial period of Maintenance, Licensee shall have the option to continue to receive Maintenance in accordance with Cyclone's then-current Maintenance Policy upon payment in advance to Cyclone, on an annual basis, of the Maintenance charges then in effect for the Software licensed to Licensee.

8.       INTELLECTUAL PROPERTY RIGHTS INDEMNITY

         Cyclone agrees, at its own expense, to defend or, at its option, to settle, any claim or action brought against Licensee on the issue of infringement of any United States copyright or trade secret of any third party by the Software as used within the scope of this Agreement, and to pay all damages and costs, including reasonable legal fees, which may be assessed against Licensee under any such claim or action. Cyclone shall be released from the foregoing obligation unless Licensee provides Cyclone with (i) written notice within fifteen (15) days of the date Licensee first becomes aware of such claim or action, or possibility thereof, (ii) sole control and authority over the defense or settlement thereof and (iii) proper and full information and assistance to settle and/or defend any such claim or action. Without limiting the foregoing, if a final injunction is, or Cyclone believes, in its sole discretion, is likely to be, entered prohibiting the use of the Software by Licensee as contemplated herein, Cyclone will, at its sole option and expense, either: (a) procure for Licensee the right to use the infringing Software as provided herein, or (b) replace the infringing Software with noninfringing, functionally equivalent products, or (c) suitably modify the infringing Software so that it is not infringing; or, (d) in the event (a), (b) and


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
(c) are not commercially reasonable, accept return of the infringing Software. Except as specified above, Cyclone will not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the foregoing, Cyclone assumes no liability for infringement claims arising from (i) combination of the Software with other products not provided by Cyclone, but not covering the Software, or (ii) any modifications to the Software unless such modification was made by Cyclone. THE FOREGOING PROVISIONS OF THIS SECTION 8 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF CYCLONE OR ITS LICENSORS, AND THE EXCLUSIVE REMEDY OF LICENSEE, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE.

9.       LIMITATION OF LIABILITY

         EXCEPT AS PROVIDED IN SECTION 8, CYCLONE'S LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT OF LICENSE FEES RECEIVED BY CYCLONE FROM LICENSEE UNDER THIS AGREEMENT. IN NO EVENT SHALL CYCLONE OR ITS LICENSORS HAVE ANY LIABILITY FOR LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, DAMAGES ARISING IN ANY WAY OUT OF THIS AGREEMENT UNDER ANY CAUSE OF ACTION, WHETHER OR NOT CYCLONE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE UNDERSTANDS THAT NOTHING CONTAINED HEREIN SHALL RELEASE LICENSEE FROM PAYING ANY AMOUNTS THEN DUE AND OWING TO CYCLONE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

10.      TERM AND TERMINATION

         10.1 Termination. This Agreement is effective until terminated. Upon prior written notice, either party may terminate this Agreement if the other party becomes insolvent, ceases doing business in the regular course, files a petition in bankruptcy or is subject to the filing of an involuntary petition for bankruptcy which is not rescinded within a period of forty-five (45) days, or fails to cure a material breach of any term or condition of this Agreement within thirty (30) days of receipt of written notice specifying such breach.

         10.2 Return of Materials. Upon termination of this Agreement for any reason, Licensee shall immediately discontinue use of the Software and Documentation and within ten (10) days after termination certify. in writing to Cyclone that all copies of the Software and Documentation, in whole or in part, in any form, have either been returned to Cyclone or destroyed in accordance with Cyclone's instructions. All payments made by Licensee to Cyclone hereunder are non-refundable.

         10.3 Effect of Termination. The following provisions shall survive any termination of this Agreement: Sections 3, 5, 6, 8, 9, 10.2 and 11. Termination shall not release Licensee from


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
paying any amounts owed to Cyclone under this Agreement. All other rights and licenses granted hereunder will cease upon termination.

11.      GENERAL

         11.1 Assignment. Licensee may not assign its rights, duties and obligations under this Agreement, except with the advance written consent of Cyclone. Any attempted assignment contrary to the terms of this clause shall terminate this Agreement. Notwithstanding, the rights and obligations of this Agreement shall be binding on each party's permitted successors and assigns.

         11.2 Governing Law and Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Arizona, without reference to conflict of law principles. The federal and state courts within Maricopa County, Arizona, shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Each party hereto expressly consents to the personal jurisdiction of, and venue in, such courts.

         11.3 No Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement shall not be deemed to be a waiver of the right of such party thereafter to enforce any such provisions.

         11.4 Government Customers. Any use of the Software and Documentation by the U.S. Government is conditioned upon the Government agreeing that the Software is subjected to Restricted Rights as provided under the provisions set forth in subdivision (c)(1)(ii) of Clause 252.227-7013 of the Defense Federal Acquisition Regulations Supplement, or the similar acquisition regulations of other applicable U.S. Government organizations.

         11.5 Export Laws. Licensee shall comply with all applicable export control laws and regulations, including the Export Administration Regulations maintained by the United States Department of Commerce. Licensee acknowledges that certain Cyclone products utilize encryption technology, which is specifically regulated by the U.S. Government.

         11.6 Entire Agreement. This Agreement and Exhibits attached hereto and incorporated herein constitute the entire agreement between the parties and supersedes all previous agreements or representations, oral or written, relating to this Agreement. This Agreement may not be modified or amended except in writing and signed by a duly authorized representative of each party.



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
IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement as of the Effective Date.

CYCLONE SOFTWARE CORPORATION                ____________________________________
                                            ("LICENSEE")

By:____________________________             By:_________________________________

Name:__________________________             Name:_______________________________

Title:_________________________             Title:______________________________



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
                     PREFERRED ESCROW AGREEMENT INTRODUCTION

DSI's Preferred arrangement offers the flexibility of a modifiable contract combined with premium protection for both the depositor and the beneficiary. This advanced escrow can be precisely tailored to accommodate various circumstances.

In addition to our Technology Protection services, DSI's Preferred customers benefit from these unique features:

         -        Technical Verification options
         -        Tailored release conditions
         - Written notification detailing the contents of the deposit and each update
         -        Semi-annual account histories listing all deposit activity

For additional benefits, you can choose DSI's Comprehensive Preferred addendum and receive these additional features:

         -        Recurring Level I Technical Verification
         -        Continual DeposiTrack Service
         -        Unlimited updates/replacements and one additional storage unit

Because we recognize that various situations require different levels of service and protection, DS1 offers our customers a wide array of options. Our specialized agreements include SAFE, FlexSAFE, Preferred and Comprehensive Preferred. Master agreements are also available to simplify and standardize your escrow arrangements.

Please consult your DS1 representative to select an agreement and develop an escrow program that meets your individual needs.



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